EMPLOYMENT AGREEMENT


         This Agreement, made and dated as of July 1, 1999, by and between MFB Financial (formerly Mishawaka Federal Savings), a federal savings bank ("Employer"), and Donald R. Kyle, a resident of St. Joseph County, Indiana ("Employee").


                               W I T N E S S E T H


         WHEREAS, Employee is hereby employed by Employer as its Executive Vice President and Chief Operating Officer, and is expected to make valuable contributions to the profitability and financial strength of Employer;

         WHEREAS, Employer desires to encourage Employee to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

         WHEREAS,   Employee   desires  to  be  assured  of  a  secure   minimum
compensation from Employer for his services over a defined term;

         WHEREAS, Employer desires to assure the continued services of Employee on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Employer or of MFB Corp., the Indiana corporation which owns all of the issued and outstanding capital stock of Employer (the "Holding Company");

         WHEREAS, Employer recognizes that when faced with a proposal for a change of control of Employer or the Holding Company, Employee will have a significant role in helping the Boards of Directors assess the options and advising the Boards of Directors on what is in the best interests of Employer, the Holding Company, and its shareholders, and it is necessary for Employee to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

         WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee by Employer as its Executive Vice President and Chief Operating Officer, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

         1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee as Employer's Executive Vice President and Chief Operating Officer, and Employee accepts such employment.


          2. Employee agrees to serve as Employer's Executive Vice President and Chief Operating Officer and to perform such duties in that office as may reasonably be assigned to him by Employer's Board of Directors; provided, however that such duties shall be performed in or from the offices of Employer currently located at Mishawaka, Indiana, and shall be of the same character as those previously performed by Employee's predecessor and generally associated with the office held by Employee. Employee shall not be required to be absent from the location of the principal executive offices of Employer on travel status or otherwise more than 45 days in any calendar year. Employer shall not, without the written consent of Employee, relocate or transfer Employee to a location more than 30 miles from his principal residence. Although while employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business and shall not engage in any other related business, Employee may use his discretion in fixing his hours and schedule of work consistent with the proper discharge of his duties.

          3. The term of this Agreement shall begin July 1, 1999 (the "Effective Date"), and shall end on the date which is three years following such date; provided, however, that such term shall be extended for an additional month on the first day of each month succeeding the Effective Date, so as to continue to maintain a three-year term and shall continue to be so extended if Employer's Board of Directors determines by resolution to extend this Agreement prior to each anniversary of the Effective Date. If either party hereto gives written notice to the other party not to extend this Agreement in any given month or if the Board does not determine to extend the Agreement prior to each anniversary of the Effective Date, no further extension shall occur and the term of this Agreement shall end three years subsequent to the first day of the month in which such notice not to extend is given or three years subsequent to the anniversary as of which the Board does not elect to continue extending this Agreement (such term, including any extension thereof shall herein be referred to as the "Term"). Notwithstanding the foregoing, this Agreement shall automatically terminate (and the Term of this Agreement shall thereupon end) without notice when Employee attains 65 years of age.

          4. Employee shall receive an annual salary of $_____________ ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Employee and thereby increases in his Base Compensation. Employer may also declare incentive bonuses from time to time to be paid to Employee in addition to his annual salary. During the Term of this Agreement, but only until such time as a Change of Control occurs, Employer may also declare decreases in the salary it pays Employee if the operating results of Employer are significantly less favorable than those for the fiscal year ending September 30, 1995, and Employer makes similar decreases in the salary it pays to other executive officers of Employer. In addition, immediately following the first twelve months of the term of this Agreement, Employer may make a one-time reduction in Employee's Base Compensation if
Employee chooses to substitute incentive compensation for a portion of Employee's previously established Base Compensation. After a Change in Control, no such decreases in Base Compensation may be made, and Employer shall consider and declare salary increases based upon the following standards:
         Inflation;

         Adjustments to the salaries of other senior management personnel; and

         Past performance of Employee and the contribution which Employee makes to the business and profits of Employer during the Term.

Any and all increases or decreases in Employee's salary pursuant to this section shall cause the level of Base Compensation to be increased or decreased by the amount of each such increase or decrease for purposes of this Agreement. The increased or decreased level of Base Compensation as provided in this section shall become the level of Base Compensation for the remainder of the Term of this Agreement until there is a further increase or decrease in Base Compensation as provided herein.

          5. So long as Employee is employed by Employer pursuant to this Agreement and subject to any waiting period requirements in such plans, he shall be included as a participant in all present and future employee benefit, retirement, and compensation plans generally available to employees of Employer (other than Employee's recognition and retention plan and trust), consistent with his Base Compensation and his position as Executive Vice President and Chief Operating Officer of Employer, including, without limitation, Employer's or the Holding Company's pension plan, stock option plan, employee stock ownership plan, and hospitalization, major medical, disability, dental and group life insurance plans, each of which Employer agrees to continue in effect on terms no less favorable than those currently in effect as of the date hereof (as permitted by law) during the Term of this Agreement unless prior to a Change of Control the operating results of Employer are significantly less favorable than those for the fiscal year ending September 30, 1998, and unless (either before or after a Change of Control) changes in the accounting or tax treatment of such plans would adversely affect Employer's operating results or financial condition in a material way, and the Board of Directors of Employer or the Holding Company concludes that modifications to such plans need to be made to avoid such adverse effects.

          6. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement.
Employee shall attend, at his discretion, those professional meetings, conventions, and/or similar functions that he deems appropriate and useful for purposes of keeping abreast of current developments in the industry and/or promoting the interests of Employer. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employer shall continue in effect vacation policies applicable to Employee no less favorable from his point of view than those written vacation policies in effect on the date hereof. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to the use of a company car provided by the Employer.

          7. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in subsections 9(A), 9(B), 9(C) and 9(D) hereof, Employee's employment by Employer may be terminated prior to the expiration of the Term of this Agreement as follows:

         (A) Employer, by action of its Board of Directors and upon written notice to Employee, may terminate Employee's employment with Employer immediately for cause. For purposes of this subsection 7(A), "cause" shall be defined as (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, (vi) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, (vii) any material breach of any term, condition or covenant of this Agreement, or (viii) any breach by Employee of any of the provisions contained in paragraphs 5, 6 or 7 of Employee's Employment Agreement with National City Corporation and the surviving corporation of the merger of Fort Wayne National Corporation into National City, Valley American Bank dated as of April ___, 1998 (the "National City Employment Agreement").

         (B) Employer, by action of its Board of Directors, may terminate Employee's employment with Employer without cause at any time; provided, however, that the "date of termination" for purposes of determining benefits payable to Employee under subsection 8(B) hereof shall be the date which is 60 days after Employee receives written notice of such termination.

         (C) Employee, by written notice to Employer, may terminate his employment with Employer immediately for cause. For purposes of this subsection 7(B), "cause" shall be defined as (i) any action by Employer's Board of Directors to remove the Employee as Executive Vice President and Chief Operating Officer of Employer, except where the Employer's Board of Directors properly acts to remove Employee from such office for "cause" as defined in subsection 7(A) hereof, (ii) any action by Employer's Board of Directors which Employee reasonably believes materially limits, increases, or modifies Employee's duties and/or authority as Executive Vice President and Chief Operating Officer of Employer (including his authority, subject to corporate controls no more restrictive than those in effect on the date hereof, to hire and discharge employees who are not bona fide officers of Employer), (iii) any failure of Employer to obtain the assumption of the obligation to perform this Agreement by any successor or the reaffirmation of such obligation by Employer, as contemplated in section 20 hereof; or (iv) any material breach by Employer of a term, condition or covenant of this Agreement.

         (D) Employee, upon sixty (60) days written notice to Employer, may terminate his employment with Employer without cause.

         (E) Employee's employment with Employer shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive One Hundred Eighty (180) day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

         8. In the event of termination of Employee's employment with Employer pursuant to section 7 hereof, compensation shall continue to be paid by Employer to Employee as follows:

         (A) In the event of termination pursuant to subsection 7(A) or 7(D), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, incentive bonus, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any notice of termination pursuant to Subsection 7(A) shall be no later than the last business day of the month in which such notice is provided to Employee.

         (B) In the event of termination pursuant to subsection 7(B) or 7(C), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, incentive bonus, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. In addition, Employee shall be entitled to continue to receive from Employer his Base Compensation at the rate in effect at the time of termination, plus the incentive bonus he received for the tax year preceding the date of termination (1) for three additional 12-month periods if the termination follows a Change of Control or (2) for the remaining Term of the Agreement if the termination does not follow a Change of Control. In addition, during such period, Employer will maintain in full force and effect for the continued benefit of Employee each employee welfare benefit plan and each employee pension benefit plan (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any employee welfare benefit plan or employee pension benefit plan of Employer or applicable laws do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. For purposes of this Agreement, a "Change of Control" shall mean an acquisition of "control" of the Holding Company or of Employer within the meaning of 12 C.F.R.ss. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its subsidiaries).

         (C) In the event of termination pursuant to subsection 7(E), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, incentive bonus, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof, (i) in the event of Employee's death, through the date of death, or (ii) in the event of Employee's disability, through the date of proper notice of disability as required by subsection 7(D). Any benefits payable under insurance, health, retirement and bonus plans as a result of Employer's participation in such plans through such date shall be paid when due under those plans.

         (D) Employer will permit Employee or his personal representative(s) or heirs, during a period of three months following Employee's termination of employment by Employer for the reasons set forth in subsections 7(B) or 7(C), if such termination follows a Change of Control, to require Employer, upon written request, to purchase all outstanding stock options previously granted to Employee under any Holding Company stock option plan then in effect whether or not such options are then exercisable or have terminated at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares. For purposes of this Agreement, the term "fair market value" shall mean the higher of (1) the average of the highest asked prices for Holding Company shares in the over-the-counter market as reported on the NASDAQ system if the shares are traded on such system for the 30 business days preceding such termination, or
                  (2) the average per share price actually paid for the most highly priced 1% of the Holding Company shares acquired in connection with the Change of Control of the Holding Company by any person or group acquiring such control.

         9. In order to induce Employer to enter into this Agreement, Employee hereby agrees as follows:

         (A) While Employee is employed by Employer and for a period of three years after termination of such employment for reasons other than those set forth in subsections 7(B) or 7(C) of this Agreement, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODE ss. 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, since such trade secrets and confidential information are confidential and shall at all times remain the property of Employer.

         (B) For a period of three years after termination of Employee's employment by Employer for reasons other than those set forth in subsections 7(B) or 7(C) of this Agreement, Employee shall not directly or indirectly provide banking or bank-related services to or solicit the banking or bank-related business of any customer of Employer at the time of such provision of services or solicitation which Employee served either alone or with others while employed by Employer in any city, town, borough, township, village or other place in which Employee performed services for Employer during the last three years (or such shorter period) he was employed by it, or assist any actual or potential competitor of Employer to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

         (C) While Employee is employed by Employer and for a period of one year after termination of Employee's employment by Employer for reasons other than those set forth in subsections 7(B) or 7(C) of this Agreement, Employee shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of Employer as conducted during Employee's employment by Employer within St. Joseph County or within a radius of 25 miles of any other office of Employer where Employee was employed for more than six months in the three years next preceding termination.

         (D) If Employee's employment by Employer is terminated for any reason, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

         (E)      Employee   agrees  to  comply  with  the  terms  of,  and  the
                  restrictions imposed on his conduct by, paragraphs 5, 6 and 7 of the National City Employment Agreement.

If Employee's employment by Employer is terminated during the Term of this Agreement for reasons set forth in subsections 7(B) or 7(C) of this Agreement, Employee shall have no obligations to Employer with respect to noncompetition under sections 9(A) through (C) hereof.

         10. Any termination of Employee's employment with Employer as contemplated by section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to subsections 7(A), 7(C) or 7(E) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         11. If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) and (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         12. If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(4) or (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties to the Agreement shall not be affected.

         13. If Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of Employer or Employee.

         14. All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Employer: (i) by the Director of the Office of Thrift Supervision, or his or her designee (the "Director"), at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director at the time the Director approves a supervisory merger to resolve problems related to operation of Employer or when Employer is determined by the Director to be in an unsafe and unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         15. Anything in this Agreement to the contrary notwithstanding, in the event that the Employer's independent public accountants determine that any payment by the Employer to or for the benefit of the Employee, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by the Employer for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to or for the benefit of the Employee pursuant to this Agreement shall be reduced (but not below zero) to the Reduced Amount. For purposes of this section 15, the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be non-deductible by the Employer because of Section 280G of the Code. Any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditional upon their compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder, to the extent applicable to such payments.

         16. If a dispute arises regarding the termination of Employee pursuant to section 7 hereof or as to the interpretation or enforcement of this Agreement said dispute shall be resolved by binding arbitration determined in accordance with the rules of the American Arbitration Association and if Employee obtains a final award in his favor or his claim is settled by Employer prior to the rendering of an award by such arbitration, all reasonable legal fees and expenses incurred by Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by Employer, to the extent permitted by law.

         17. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

         18. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:            Donald R. Kyle
                                    51364 Lake Pointe Court
                                    Granger, Indiana   46530

         If to Employer:            MFB Financial
                                    121 South Church Street
                                    P.O. Box 528
                                    Mishawaka, Indiana  46546

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         19. This Agreement supersedes and replaces any pre-existing employment agreement between the Employer and the Employee. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, exist as otherwise required by mandatory operation of federal law.

         20. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Employee to terminate his employment with Employer pursuant to subsection 7(C) hereof. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

         21. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         22. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

         23. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         24. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in section 17 and section 20 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in section 17 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.

         25. If any of the provisions in this Agreement shall conflict with 12 C.F.R.ss. 563.39(b), as it may be amended from time to time, the requirements of such regulation shall supersede any contrary provisions herein and shall prevail.

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the day and year first above set forth.

                                        MFB FINANCIAL

                                        By:
                                          ------------------------------------
                                        Name:
                                          ------------------------------------
                                        Title:
                                          ------------------------------------
                                        "Employer"


                                        Donald R. Kyle

                                        "Employee"

         The undersigned, MFB Corp., sole shareholder of Employer, agrees that if it shall be determined for any reason that any obligation on the part of Employer to continue to make any payments due under this Agreement to Employee is unenforceable for any reason, MFB Corp. agrees to honor the terms of this Agreement and continue to make any such payments due hereunder to Employee pursuant to the terms of this Agreement.

                                       MFB CORP.

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------